                                                            424(b)(2)
                                                             File No.  33-65079

                                                                      333-11468



PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 5, 1996)
                                                              February  11, 2000

--------------------------------------------------------------------------------

                        [LOGO OF UNIVERSAL CORPORATION]
                       $120,000,000  8 1/2% Notes due 20
--------------------------------------------------------------------------------

The notes will mature on February 28, 2003. Interest on the notes is payable semiannually on February 28 and August 28 of each year, beginning August 28, 2000. The notes will not be listed on any national securities exchange or on the Nasdaq Stock Market. Currently, there is no public market for the notes. We may redeem some or all of the notes at any time. The redemption prices and procedures are discussed under the heading "Description of the Notes."

Investing in the notes involves risks. See "Risk Factors" beginning on page
S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.



          Public Offering Underwriting Proceeds to
               Price       Discounts    Universal
--------------------------------------------------
Per Note      99.763%      0.450%       99.313%
--------------------------------------------------
Total       $119,715,600  $540,000   $119,175,600
--------------------------------------------------

Interest on the notes will accrue from February 16, 2000 to the date of delivery.

The underwriters are offering the notes subject to various conditions. The underwriters expect to deliver the notes, in book-entry form only, to purchasers through The Depository Trust Company on or about February 16, 2000.


                                 ------------

Warburg Dillon Read LLC                              First Union Securities, Inc

                                 ------------

                   SunTrust Equitable Securities Corporation

                               TABLE OF CONTENTS

-------------------------------------------------------------------------------



                                                                            Page
                                                                            ----
                             Prospectus Supplement

     Forward-Looking Statements............................................  S-2
     Risk Factors..........................................................  S-3
     The Company...........................................................  S-3
     Use of Proceeds.......................................................  S-4
     Description of the Notes..............................................  S-4
     United States Taxation................................................  S-8
     Underwriting.......................................................... S-11
     Where to Find More Information........................................ S-12
     Validity of the Notes................................................. S-13
     Experts............................................................... S-13

                                   Prospectus
     Available Information.................................................    2
     Incorporation of Certain Documents by Reference.......................    2
     The Company...........................................................    3
     Ratio of Earnings to Fixed Charges....................................    3
     Use of Proceeds.......................................................    3
     Description of Debt Securities........................................    4
     Limitations on Issuance of Euro-Securities............................   16
     Foreign Currency Risks................................................   17
     United States Taxation................................................   17
     Plan of Distribution..................................................   25
     Validity of Debt Securities...........................................   26
     Experts...............................................................   26

  This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters relating to us and our business. The second part, the attached prospectus, gives more general information, some of which does not apply to the notes we are offering. The attached prospectus is part of our Registration Statement No. 33-65079, as amended, filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933. If information varies between the prospectus supplement and the attached prospectus, you should rely on the information in the prospectus supplement.

                          FORWARD-LOOKING STATEMENTS

-------------------------------------------------------------------------------

  Information about us that is contained in and incorporated by reference in this prospectus supplement and the attached prospectus includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements may be identified by our use of terms such as "expect", "anticipate", "estimate", "intend" or "believe" or words of similar effect that relate to anticipated financial performance, business prospects and similar matters. The important factors listed under "Risk Factors" below, among others, in some cases have affected, and in the future could affect, our actual results of operations and could cause our actual results for the fiscal year 2000 and any interim period to differ materially from those expressed or implied in any forward-looking statements made by us or on our behalf. We assume no duty to update any of the statements in this prospectus supplement, the attached prospectus or any statement incorporated by reference in either document.

                                 RISK FACTORS

-------------------------------------------------------------------------------

  Our financial results are affected by a number of risk factors that directly or indirectly affect the tobacco and non-tobacco operations of our business. Some of the factors that may affect our results of operations include:

Tobacco Business

General                    Governmental Factors         Financial Factors

                           Government Efforts to        Extensions of Credit
Competition; Reliance on    Reduce Tobacco              Fluctuations in
 Significant Customers      Consumption                 Foreign Currency
Market Balance             Political Uncertainties in   Exchange Rates
Methods of Purchasing       Foreign Tobacco             Interest Rates
Tobacco                     Operations
Timing of Customer         United States Trade
Shipments                  Policies
                           Tax Matters
                           Health Issues; Public
                            Sentiment; Industry
                            Litigation
Non-tobacco Businesses

Lumber and Building        Agri-Products

Products                   Crop Risks
                           Market Balance
Translation of Foreign     Governmental Factors
Currencies
Weather and Other Seasonal
Factors
Local Economies
Prices of Lumber Products
 and Other Industry
 Factors

  For a more complete description of these factors, you should refer to our Annual Report on Form 10-K for the fiscal year ended June 30, 1999 under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations--Factors That May Affect Future Results," our Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999 and our Current Reports on Form 8-K dated August 5, 1999, September 20, 1999, October 26, 1999, December 2, 1999 and February 3, 2000, which are incorporated by reference into this prospectus supplement and the attached prospectus.

                                  THE COMPANY

-------------------------------------------------------------------------------

  The following summary of our business is qualified entirely by, and should be read together with, the more detailed information and financial statements incorporated by reference in this prospectus supplement and the attached prospectus.

  We are the world's largest independent leaf tobacco merchant as well as the leading lumber and building products distributor in Holland. In addition, we are engaged in a number of value-added agri-product enterprises. We operate in over 33 countries and employ approximately 35,000 people. Our principal executive offices are located at 1501 North Hamilton Street, Richmond, Virginia 23230, telephone (804) 359-9311.

  The following charts set forth the relative percentages of our revenues and operating income for each of our business segments for the fiscal year that ended on June 30, 1999:





                       Revenue by Business Segments
                           Fiscal Year 1999
                               [CHART]
                        Tobacco            74%
                        Lumber             13%
                        Agri-Products      13%

                     Operating Income by Business Segments
                               Fiscal Year 1999
                                    [CHART]

                    Tobacco                85%
                    Lumber                  9%
                    Agri-Products           6%

Tobacco Business

  Our tobacco operations have been our principal focus since our founding in 1918. As the world's largest independent leaf tobacco merchant, we act as an intermediary, purchasing tobacco from farmers in over 30 tobacco growing countries for the account of, or for processing and resale to, manufacturers of cigarettes, cigars and other tobacco products throughout the world. Processing tobacco involves grading in the factories, blending, separation of leaf lamina from the stems, drying and packing to precise moisture targets for proper aging.

  We estimate that during our fiscal year ended June 30, 1999, we purchased or processed in the aggregate over 40% of the flue-cured and burley tobacco produced in the United States, Brazil, Zimbabwe and Malawi, which are the principal export markets of such tobacco. In addition, we maintain a presence, and in certain cases, a leading presence, in virtually all other tobacco growing regions in the world. We also have a leading position in worldwide dark tobacco markets. Dark tobaccos are typically used for cigars and smokeless tobacco products.

Non-Tobacco Businesses

  Our non-tobacco operations consist of our Dutch lumber and building products business and our agri-products business.

  We operate our Dutch lumber and building products business through three divisions: regional sales, wholesale/do-it-yourself sales and industrial sales. Our customers are the building and construction trade, lumber merchants and do-it-yourself chains.

  We provide various products to customers in the food industry and the rubber and tire manufacturing industry. Many of the services we provide are similar to those provided by our tobacco business. We source, process, pack and ship or operate trading activities in such products as tea, sunflower seeds, rubber, nuts, dried fruits and canned and frozen foods. The emphasis of our agri-products business is on value-adding activities and trading of physical products in markets where a service can be performed in the supply system from the countries of origin to the consuming industries.

                                USE OF PROCEEDS

-------------------------------------------------------------------------------

  We estimate that we will receive net proceeds of approximately $118.9 million from the sale of the notes, after we deduct the underwriting discounts and expenses of the offering. We plan to use the net proceeds from the sale of the notes to repay a portion of our short-term bank debt and commercial paper, which portion had a weighted average interest rate of 6.18% and a weighted average maturity of 8.81 days as of February 11, 2000. We used this short-term debt to finance some of our inventory and accounts receivable. Portions of the short-term bank debt that we repay may have been borrowed from affiliates of First Union Securities, Inc and SunTrust Equitable Securities Corporation. Our relationship with these affiliates is described in this prospectus supplement under the heading "Underwriting."

                           DESCRIPTION OF THE NOTES

-------------------------------------------------------------------------------

  The particular terms of the notes offered by this prospectus supplement are described below. The description found below supplements the description of the general terms of the debt securities, of which the notes offered by this prospectus supplement are a part, set forth under "Description of Debt Securities" in the attached prospectus. If anything described below is inconsistent with the general terms described in the attached prospectus, you should consider the particular terms described below to be the ones that prevail. You should read the attached prospectus in conjunction with this prospectus supplement. Because this is a summary, it does not contain all the information that may be important to you. You should read the entire indenture, including the definitions of certain terms, and this prospectus supplement before you make any investment decision.

General: The notes will be unsecured obligations of ours issued under the indenture, dated as of February 1, 1991, between us, as issuer, and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee. The principal corporate trust office of the trustee is located in New York, New York.

Paying Agent:                The Chase Manhattan Bank

Title:                       8 1/2% Notes due 2003

Total principal amount being issued:
                             $120,000,000

Due date for principal:      February 28, 2003

Interest rate:               8 1/2% per annum

Date interest starts         Date of issue, which is expected to be February
accruing:                    16, 2000

Interest payment dates:      Each February 28, and August 28

First interest payment       August 28, 2000
date:

Regular record dates for     February 15 and August 15
interest:


Redemption:                  We may redeem some or all of the notes at any
                             time--that is, we may repay them early. You have no right to require us to redeem the notes.

Redemption Price:            If we redeem the notes, we must pay you the
                             greater of

                             . 100% of the principal amount of the notes to be redeemed or

                             . the sum of the present value of the remaining scheduled payments of principal and interest on the notes being redeemed, not including interest accrued and paid as of the redemption date, discounted to the redemption date on a semi-annual basis, at the adjusted treasury rate referred to below plus 25 basis points, assuming a 360-day year comprised of twelve 30-day months.

  If we redeem the notes, we will also pay you accrued interest if we have not otherwise paid you interest through the redemption date. Interest payments that are due on or before the redemption date will be made by us to the record holders of the notes at the close of business on the regular record date for interest payments.

  "Adjusted treasury rate" means the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price equal to the comparable treasury price for the redemption date. The semi-annual equivalent yield to maturity will be computed as of the third business day immediately preceding the redemption date.

  "Comparable treasury issue" means the U.S. treasury security that would be used in accordance with customary financial practice in pricing new issues of corporate debt securities that had a term comparable to the remaining term of the notes. The U.S. treasury security shall be selected by the quotation agent.

  "Comparable treasury price" for a redemption date means either (1) the average of the reference treasury dealer quotations for the redemption date, after excluding the highest and lowest quotations, or (2) if the trustee obtains fewer than four reference treasury dealer quotations for the redemption date, the average of the reference treasury dealer quotations obtained, as determined by the quotation agent.

  "Quotation agent" means the reference treasury dealer appointed by us.

  "Reference treasury dealer" means

  .Warburg Dillon Read LLC, First Union Securities, Inc and SunTrust
      Equitable Securities Corporation or their successors; if they cease to be primary U.S. government securities dealers in New York City, we will substitute another primary U.S. government securities dealer in New York City, and

  .any other primary U.S. government securities dealer in New York City selected by us.

  "Reference treasury dealer quotations" means the average as determined by the quotation agent of the bid and asked prices for the comparable treasury issue, expressed in each case as a percentage of the principal amount, quoted in writing to the trustee by the reference treasury dealer at 3:30 p.m. on the third business day preceding the redemption date.

Redemption Notices: We will give notice to The Depository Trust Company ("DTC") of any redemption we propose to make at least 30 days (but not more than 60 days) before the redemption date. If we redeem only some of the notes, DTC's practice is to determine by lot the amount of notes to be redeemed from each of its participating institutions. Notice by DTC to these participants and by participants to "street name" holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Sinking Fund: There is no sinking fund for the notes.

Ranking: The notes will rank equally with all of our other unsecured and unsubordinated indebtedness.

Covenants: The notes will be subject to restrictive covenants as described under "Description of Debt Securities" in the attached prospectus.

Defeasance: The notes will be subject to our right to choose "Full Defeasance" and "Covenant Defeasance" as described under "Description of Debt Securities" in the attached prospectus.

Restrictions on Consolidation, Merger, Sale and Lease of Assets: The notes will be subject to restrictions on consolidation, merger, sale and lease of assets as described under "Description of Debt Securities" in the attached prospectus.

Book-Entry, Delivery and Form

  The notes will be issued in the form of one or more definitive global securities in registered form (each, a "Global Security"). The Global Securities will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the Global Securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC (the "DTC Participants"). Investors may elect to hold their interests in the Global Securities through either DTC or Clearstream Banking, societe anonyme, Luxembourg (formerly Cedelbank) ("Clearstream Luxembourg"), or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), either directly if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective U.S. depositaries, which in turn will hold such interests in customers' securities accounts in the U.S. depositaries' names on the books of DTC. The Chase Manhattan Bank will act as U.S. depositary for Euroclear, and Citibank, N.A. will act as U.S. depositary for Clearstream Luxembourg (in such capacities, the "U.S. Depositaries"). Beneficial interests in the Global Securities may be held in denominations of $1,000 and integral multiples of $1,000. The Global Securities may be transferred, as a whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

  Additional information concerning DTC is included in the attached prospectus under "Description of Debt Securities--Global Securities--Depositary Global Securities."

  Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participating organizations in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

  Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, to the extent received by the U.S. Depositary for Euroclear.

  The notes will not be issued in individual certificated form, except in very limited circumstances as set forth under "Description of Debt Securities-- Global Securities--Depositary Global Securities" in the attached prospectus.

Global Clearance and Settlement Procedures

  Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg participating organizations and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

  Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Luxembourg participating organizations or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg participating organizations and Euroclear participants may not deliver instructions directly to the U.S. Depositaries.

  Because of time-zone differences, credits of notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream Luxembourg participating organizations on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream Luxembourg participating organization or a Euroclear participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant account only as of the business day following settlement in DTC.

  Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

                            UNITED STATES TAXATION

-------------------------------------------------------------------------------

  This section describes the principal United States federal income tax consequences of owning the notes. This discussion replaces in its entirety the discussion set forth in the attached prospectus under the heading "United States Taxation." This discussion applies to you only if you acquire notes in the offering by us at the offering price and you own your notes as capital assets for tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

  .  a dealer in securities or currencies;
  . a trader in securities that elects to use a mark to market method of accounting for securities holdings;
  .  a bank;
  .  a tax-exempt organization;
  .  a life insurance company;
  . a person that holds notes that are a hedge or that are hedged against interest rate or currency risks;
  . a person that owns notes that are part of a straddle or conversion transaction; or
  .  a person whose functional currency is not the U.S. dollar.

  This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

  Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

  This section describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

  .  a citizen or resident of the United States;
  .  a domestic corporation;
  . an estate the income of which is subject to United States federal income tax without regard to its source; or
  . a trust if a United States court is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

  Payments of Interest

  You will be taxed on any interest on your note as ordinary income at the time you receive the interest or it accrues, depending on your method of accounting for tax purposes.

  If you purchase your note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your note by the amount of amortizable bond premium allocable, based on your note's yield to maturity, to that year. If you make an election to amortize bond premium it will apply to all debt instruments (other than debt instruments the interest on which is excludible from gross income) that you own at the beginning of the first taxable year to which the election applies, and to all debt instruments that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service.

  Purchase, Sale and Retirement of the Notes

  Your tax basis in a note generally will be its cost, adjusted by subtracting the amount of any amortizable bond premium applied to reduce interest on your note. Upon the sale, exchange or retirement of a note, you will generally recognize capital gain or loss equal to the difference between the amount realized (not including any amounts attributable to accrued and unpaid interest) and your tax basis in the note. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% for property held more than one year.

United States Alien Holders

  This section describes the tax consequences to a United States alien holder. You are a United States alien holder if you are a beneficial owner of a note and are, for United States federal income tax purposes:

  .a nonresident alien individual;
  .a foreign corporation;
  .a foreign partnership; or
  .an estate or trust

that, in each case, is not subject to United States federal income tax on a net income basis on income or gain from a note. If you are a United States holder, this section does not apply to you.

  Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a note:

  .the issuer and its paying agents will not be required to deduct United
      States withholding tax from payments to you of principal, premium, if any, and interest if, in the case of interest
     --you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the issuer entitled to vote;
     --you are not a controlled foreign corporation that is related to the issuer through stock ownership; and
     --either (1) you certify to the withholding agent, under penalties of perjury, that you are not a United States holder and provide your name and address, or (2) a securities organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the note certifies to the issuer or the withholding agent under penalties of perjury that a similar statement has been received from you by it or by a similar financial institution between it and you and furnishes the payor with a copy thereof; and

  .no deduction for any United States federal withholding tax will be made from any gain that you realize on a sale or exchange of your note.

  Further, a note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

  .the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the issuer entitled to vote at the time of death; and
  .the income on the note would not have been effectively connected with a United States trade or business of the decedent at such time.

  If you receive a payment after December 31, 2000, recently finalized Treasury regulations will apply. Under these regulations, after December 31, 2000, you may use an alternative method to satisfy the certification requirement described above in connection with payments of interest.

  Additionally, if you are a foreign partnership, after December 31, 2000, both you and your partners must provide the certification described above, and in addition you must provide certain information. The Internal Revenue Service will apply a look-through rule in the case of tiered partnerships.

Backup Withholding and Information Reporting

  Payments of Principal and Interest

  In general, if you are a noncorporate United States holder, information reporting requirements will apply to payments of principal and interest on your note in the United States and "backup withholding" at a rate of 31% will apply to such payments if you fail to provide an accurate taxpayer indentification number or are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns. If you are a United States alien holder you are generally exempt from backup withholding and information reporting requirements on Internal Revenue Form 1099 with respect to payments of principal and interest (assuming the income is otherwise exempt from United States federal income tax), provided that you comply with certain certification and identification procedures in order to prove your exemption. The issuer or a paying agent, however, may report (on Internal Revenue Service Form 1042) payments of interest on notes held by United States alien holders.

  Proceeds from the Sale of a Note

  Payment of the proceeds from the sale of a note to or through the United States office of a broker may be subject to information reporting and backup withholding. If you are a United States alien holder, you will not be subject to information reporting or backup withholding if you certify as to your non-United States status or otherwise establish an exemption from information reporting and backup withholding. Payment of the proceeds from the sale of a note made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. If, however, the broker is (1) a United States person, (2) a controlled foreign corporation for United States tax purposes, (3) a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or (4) with respect to payments made after December 31, 2000, a foreign partnership if at any time during its tax year, one or more of its partners are U.S. persons (as defined in U.S. Treasury regulations) who in the aggregate hold more than 50% of the income or capital interest in the partnerhip or if, at any time during its tax year, such foreign partnership is engaged in a United States trade or business, then information reporting (but not backup withholding) may apply to such payments.

                                 UNDERWRITING

-------------------------------------------------------------------------------

  Subject to the terms and conditions contained in an underwriting agreement and the related terms agreement among us and the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase from us, the notes offered as set forth below:

                                                                    Principal
    Underwriters                                                 Amount of Notes
    ------------                                                 ---------------
    Warburg Dillon Read LLC.....................................  $ 72,000,000
    First Union Securities, Inc.................................    36,000,000
    SunTrust Equitable Securities Corporation...................    12,000,000
                                                                  ------------
        Total...................................................  $120,000,000
                                                                  ============

  The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions, and that the underwriters are committed to purchase all of the notes if any are purchased. The underwriters propose to offer the notes to the public at the price set forth on the cover of this prospectus supplement under "Public offering price" and to certain dealers at that price less a concession not in excess of 0.250% of the principal amount. The underwriters may allow, and the dealers may reallow, a concession not exceeding 0.125% of the principal amount on sales to certain other dealers. The underwriters reserve the right to reject any order for the purchase of notes. The price to the public and other selling terms may be changed after the initial offering to the public of the notes.

  The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes after the offering, although they are under no obligation to do so. The underwriters may discontinue any market-making activities at any time without notice. We cannot assure you that there will be a liquid trading market for the notes or that a public trading market for the notes will develop. If no active public trading market develops, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on factors such as prevailing interest rates, the market for similar securities, the performance of our company as well as other factors not listed here.

  Other than in the United States, neither we nor the underwriters have taken any action that would permit a public offering of the notes in any jurisdiction where action for that purpose is required. The notes offered hereby may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the attached prospectus or any other offering material or advertisements in connection with the offer and sale of the notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of such jurisdiction. Persons who possess this prospectus supplement and the attached prospectus are advised to inform themselves about, and to observe any restrictions relating to, the offering of the notes and the distribution of this prospectus supplement and the attached prospectus. This prospectus supplement and the attached prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the notes offered hereby in any jurisdiction in which such an offer or a solicitation is unlawful.

  We have agreed to indemnify the underwriters against, or to contribute to payments that the underwriters may be required to make with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

  The underwriters, as well as dealers and agents, may purchase and sell notes in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids and purchases made to prevent or slow a decline in the market price of the notes. Syndicate short positions arise when the underwriters or agents sell more notes than we are required to sell to them in the offering. The underwriters may also impose penalty bids whereby the underwriting syndicate may reclaim selling concessions allowed either syndicate members or broker dealers who sell notes in the offering for their own account if the syndicate repurchases the notes in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the notes, which may be higher as a result of these activities than it might otherwise be in the open market. These activities, if commenced, may be discontinued at any time without notice. We and the underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, we and the underwriters make no representation that the underwriters will engage in those types of transactions or that those transactions, once commenced, will not be discontinued without notice.

  Some of the underwriters or their affiliates have provided, and may continue to provide, investment banking, financial advisory, commercial banking or other services to us and have received, and may continue to receive, customary fees in connection with those services.

  Under Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), special considerations apply to a public offering of debt securities where more than 10% of the net proceeds thereof will be paid to members of the NASD that are participating in the offering, or persons affiliated or associated with such members. First Union National Bank, an affiliate of First Union Securities, Inc, and SunTrust Bank, Inc., an affiliate of SunTrust Equitable Securities Corporation, have lent money to us under existing credit facilities. In the event that more than 10% of the proceeds of the offering will be used to repay such money lent by First Union National Bank or SunTrust Bank, Inc., the offering will be conducted in conformity with Rule 2710(c)(8).

  We estimate total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $300,000.

                        WHERE TO FIND MORE INFORMATION

-------------------------------------------------------------------------------

  We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

  Reports, proxy statements and other information concerning us can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

  The SEC allows us to "incorporate by reference" the information in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the attached prospectus and should be read with the same care. Later information that we file with the SEC will automatically update and supersede that information.

  The following documents are the only documents that currently are incorporated in and made a part of this prospectus supplement and the attached prospectus by reference in connection with the offering of the notes.

  .  our Annual Report on Form 10-K for the fiscal year ended June 30, 1999.

  . our Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999.

  . our Current Reports on Form 8-K dated August 5, 1999, September 20, 1999, October 26, 1999, December 2, 1999 and February 3, 2000.

  Any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the completion of the offering of the notes will also be incorporated by reference into this prospectus supplement and the attached prospectus.

  You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the attached prospectus, as well as information we previously filed or subsequently file with the SEC that is incorporated by reference, is accurate as of its date only. Our business, financial condition, results of operations and prospects may have changed since that date.

  We will provide without charge to each person (including any beneficial owner) to whom this prospectus supplement and attached prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference in this prospectus supplement and the attached prospectus (other than the exhibits to such documents unless those exhibits are specifically incorporated by reference). You should direct your request to Karen M.L. Whelan, Vice President and Treasurer, Universal Corporation, 1501 North Hamilton Street, Richmond, Virginia 23230, telephone number (804) 254-1813, or e-mail investor@universalleaf.com.

                             VALIDITY OF THE NOTES

-------------------------------------------------------------------------------

  The validity of the notes offered hereby will be passed upon for the Company by Sullivan & Cromwell, Washington, D.C. Certain legal matters will be passed upon for the underwriters by Cahill Gordon & Reindel, New York, New York. Sullivan & Cromwell and Cahill Gordon & Reindel will rely as to matters governed by Virginia law on the opinion of James M. White, III, Esq., Secretary and General Counsel, or George C. Freeman, III, Esq., Assistant Secretary, of the Company.

                                    EXPERTS

-------------------------------------------------------------------------------

  Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 1999, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      (This Page Intentionally Left Blank)

                                 $200,000,000

                        [LOGO OF UNIVERSAL CORPORATION]

                                DEBT SECURITIES

  Universal Corporation (the "Company") may offer, from time to time, its debt securities consisting of debentures, notes and/or other evidences of indebtedness (the "Debt Securities"), at an aggregate issue price not to exceed $200,000,000 (or the equivalent in foreign denominated currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as shall be designated by the Company at the time of offering). The Debt Securities may be offered as separate series, and may be offered in amounts, at prices and on terms to be determined at the time of the offering. Each issue of Debt Securities may vary, where applicable, as to aggregate principal amount, maturity date, public offering or purchase price, interest rate or rates and timing of payments thereof, provision for redemption or sinking fund requirements, if any, currencies of denomination or currencies otherwise applicable thereto and any other variable terms and methods of distribution. The specific terms with regard to the Debt Securities in respect of which this Prospectus is being delivered are set forth in one or more accompanying Prospectus Supplements (each a "Prospectus Supplement").

  The Debt Securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

  The Debt Securities may be issued in registered form ("Registered Securities") or bearer form with coupons attached ("Bearer Securities"), or both. In addition, all or a portion of the Debt Securities of a series may be issuable in temporary or permanent global form. Bearer Debt Securities, Debt Securities represented by a permanent global Debt Security exchangeable for Bearer Debt Securities and Debt Securities initially represented by a temporary global Debt Security described under "Description of Debt Securities--Temporary Global Securities" (collectively, "Euro-Securities") are offered only to Non-United States persons and to offices of certain United States financial institutions located outside the United States and its possessions. See "Limitations on Issuance of Euro-Securities." For a discussion of certain United States federal income tax consequences to Holders of Debt Securities, see "United States Taxation."

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED  UPON   THE   ACCURACY  OR   ADEQUACY  OF   THIS   PROSPECTUS.  ANY
  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The Debt Securities may be sold directly by the Company, or indirectly through agents designated from time to time or through underwriters or dealers, or through a combination of such methods. See "Plan of Distribution." If any agents of the Company or any underwriters or dealers are involved in the sale of the Debt Securities, the names of such agents, underwriters or dealers and any applicable commissions or discounts will also be set forth in the Prospectus Supplement. The net proceeds to the Company from such sale will be set forth in the Prospectus Supplement.

               The date of this Prospectus is February 5, 1996.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange, and such reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  This Prospectus does not contain all the information set forth in the registration statement to which this Prospectus relates (the "Registration Statement") and the exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission (File No. 1-652) are incorporated herein by reference:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995;

    2. The Company's Quarterly Report on Form 10-Q (as amended by Form 10-Q/A) for the quarter ended September 30, 1995; and

    3. The Company's Current Report on Form 8-K bearing a cover date of July 11, 1995.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents.

  Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Karen M. L. Whelan, Vice President and Treasurer, Universal Corporation, 1501 North Hamilton Street, Richmond, Virginia 23230, telephone number (804) 359-9311.

                                  THE COMPANY

  The Company, through its subsidiaries, is the world's largest independent leaf tobacco merchant and has additional operations in agri-products and lumber and building products. The Company's tobacco operations have been the principal focus of the Company since its founding in 1918, and for the fiscal year ended June 30, 1995, such operations accounted for 70% of revenues and 75% of operating profits. The Company's agri-products and lumber and building products operations accounted for 14% and 16% of revenues and 9% and 16% of operating profits, respectively, during the same period.

  The Company was incorporated under the laws of the Commonwealth of Virginia in 1918. The Company's principal executive offices are located at 1501 North Hamilton Street, Richmond, Virginia 23230, telephone (804) 359-9311.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The table below sets forth the ratio of earnings to fixed charges for the periods indicated. For purposes of calculating the ratio, earnings consist of the sum of (i) pretax income from continuing consolidated operations and unconsolidated affiliates, excluding the effects of discontinued operations, extraordinary items and the cumulative effect of accounting changes and (ii) fixed charges. Fixed charges consist of interest costs for the Company and its unconsolidated affiliates and the amortization of debt discounts.

                                              Three Months
                                                 ended          Year ended
                                             September 30,       June 30,
                                             -------------- -------------------
                                             1995 1994 1995 1994 1993 1992 1991
                                             ---- ---- ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges.......... 2.0x 1.4x 1.8x 1.9x 3.1x 2.8x 2.4x

                                USE OF PROCEEDS

  Except as may be set forth in a Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, which may include repayment of indebtedness, capital expenditures, possible acquisitions and working capital. Pending such use, the net proceeds may be temporarily invested or applied to the reduction of indebtedness.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities will be issued under an Indenture dated as of February 1, 1991 (the "Indenture") between the Company and Chemical Bank, as Trustee (the "Trustee"). A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The statements under this caption, as modified or superseded by the applicable Prospectus Supplement, are brief summaries of certain provisions of the Indenture, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture. Wherever particular Sections or defined terms of the Indenture are referred to, such Sections or defined terms are incorporated herein by reference.

  The term "Securities," as used in this Prospectus, refers to all Securities issued under the Indenture and includes the Debt Securities. Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$" or "dollars").

  The Securities may be issued from time to time in one or more series. The particular terms of each series of Securities offered by a Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements relating to such series.

  The Indenture limits the ability of the Company to incur certain secured indebtedness and to engage in certain sale and leaseback transactions. See "Restrictions on Liens" and "Restrictions on Sale and Leaseback Transactions" below. There is no restriction in the Securities or the Indenture against the incurring of indebtedness by the Company or any subsidiary of the Company. The Debt Securities will be obligations exclusively of the Company. The Company is a holding company, substantially all of whose consolidated assets are held by its subsidiaries. Accordingly, the cash flow of the Company and the consequent ability to service its debt, including the Debt Securities, are largely dependent upon the cash flow and earnings of such subsidiaries.

General

  The Indenture will provide that, in addition to Securities previously issued thereunder, additional Securities may be issued in separate series thereunder without limitation as to aggregate principal amount. The terms of each series of Securities will be established by or pursuant to a resolution of the Board of Directors of the Company and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. (Section 301)

  The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Securities of each series: (1) the title of the Securities; (2) any limit on the aggregate principal amount of the Securities;
(3) whether the Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of the Securities are to be issuable initially in temporary global form and whether any of the Securities are to be issuable in permanent global form; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Securities will be issued; (5) the date or dates on which the Securities will mature; (6) the rate or rates per annum at which the Securities will bear interest, if any, or the formula pursuant to which such rate or rates will be determined, and the date or dates from which any such interest will accrue; (7) the Interest Payment Dates on which any such interest on the Securities will be payable and the Regular Record Date for any interest payable on any Registered Securities on any Interest Payment Date; (8) the Person to whom any Registered Securities of such series will be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of such series will be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner described under "Global Securities--Temporary Global Securities" below and the extent to which, or the manner in which, any interest payable on a permanent global Security on an Interest Payment Date will be paid; (9) each office or agency where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of and any premium and interest on the Securities will be payable and each office or agency where, subject to the terms of the Indenture as described below under "Form, Exchange, Registration and Transfer," the Securities may be presented for registration of transfer or exchange; (10) the period or periods within which and the price or prices at which the Securities may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional redemption provisions; (11) the obligation, if any, of the Company to redeem or purchase the Securities pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which and the price or prices at which the Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and the other detailed terms and provisions of such obligation; (12) the denominations in which any Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which Bearer Securities will be issuable, if other than denominations of $5,000; (13) the currency or currency units of payment of principal of and any premium and interest on the Securities; (14) any index used to determine the amount of payments of principal of and any premium and interest on the Securities; (15) any limitation on the application of the terms of the Indenture described below under "Defeasance and Covenant Defeasance;" and (16) any other terms of the Securities not inconsistent with the provisions of the Indenture. (Section 301) Any such Prospectus Supplement or Prospectus Supplements will also describe any special provisions for the payment of additional amounts relating to specified taxes, assessments or other governmental charges in respect of the Securities of such series and whether the Company has the option to redeem the affected Securities rather than pay such additional amounts.

  Securities may be issued as Original Issue Discount Securities. An Original Issue Discount Security is a Security, including any zero-coupon Security, which is issued at a price lower than the amount payable upon the Stated Maturity thereof, and which provides that, upon redemption or acceleration of the Maturity thereof, an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms of such Security shall become due and payable. Special United States federal income tax considerations applicable to Securities issued at an original issue discount, including Original Issue Discount Securities, and special United States tax considerations applicable to any Securities which are denominated in a currency or currency unit other than United States dollars are described below under "United States Taxation--United States Holders--Original Issue Discount."

  The Securities of each series will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

  The Indenture does not contain any provisions which may afford the Holders of Securities of any series protection in the event of a highly leveraged transaction or other transaction which may occur in connection with a takeover attempt resulting in a decline in the credit rating of the Securities. Any such provisions, if applicable to the Securities of any series, will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

Form, Exchange, Registration and Transfer

  Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, Bearer Securities in definitive form will have interest coupons attached. The Indenture also will provide that Securities of a series may be issuable in temporary or permanent global form. (Section 201) See "Global Securities--Temporary Global Securities" and "Global Securities--Permanent Global Securities."

  In connection with its sale during the Restricted Period (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations), no Euro-Security shall be delivered to any location in the United States or its possessions. Except as may otherwise be provided in the applicable Prospectus Supplement, a Euro-Security (not including a Security in temporary global form) may be delivered in connection with its sale during the Restricted Period only if the person entitled to physical delivery of such Euro-Security furnishes written certification, in the form required by the Indenture, to the effect that (i) such Euro-Security is not owned or being acquired by or on behalf of a United States person (as defined under "Limitations on Issuance of Euro-Securities"),
(ii) such Euro-Security is owned or being acquired by or on behalf of (A) a United States person that is a financial institution within the meaning of
Section 1.165-12(c)(1)(v) of the United States Treasury Regulations (a "Financial Institution") purchasing for its own account or for resale or (B) a United States person who acquired such Euro-Security through the foreign branch of a United States Financial Institution and who holds such Euro-Security through such Financial Institution on the date of such written certification (and, in either case (A) or (B), the Financial Institution has agreed to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as from time to time amended, and the regulations thereunder), or (iii) such Euro-Security is owned or is being acquired by a Financial Institution for the purpose of resale during the Restricted Period. A Financial Institution described in clause (iii) above, whether or not also described in clause (i) or (ii) above, must certify that it has not acquired the Euro-Security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. In the case of a Euro-Security in permanent global form, such certification must be given in connection with the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security. (Section 303) See "Global Securities--Temporary Global Securities" and "Limitations on Issuance of Euro-Securities."

  At the option of the Holder, subject to the terms of the Indenture, Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder, subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and with all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the Indenture. Registered Securities, including Registered Securities received in exchange for Bearer Securities, may not be exchanged for Bearer Securities. (Section 305) Each Bearer Security and coupon will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." (Section 201)

  Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Securities and referred to in an applicable Prospectus Supplement or Prospectus Supplements, without a service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. (Section
305) If a Prospectus Supplement or Prospectus Supplements refer to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States and its possessions. The Company may at any time designate additional transfer agents with respect to any series of Securities. (Section 1002)

  In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection for redemption of Securities of like tenor and of the series of which such Security is a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities of like tenor and of such series to be redeemed; (ii) register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part; or (iii) exchange any Bearer Security so selected for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

Payment and Paying Agents

  Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, principal of and any premium and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States and its possessions as the Company may designate from time to time or, at the option of the Holder, by check or by transfer to an account maintained by the payee with a financial institution located outside the United States and its possessions. Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, payment of interest on a Bearer Security on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. (Section 1001) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or its possessions or by check mailed to any address in the United States or its possessions or by transfer to any account maintained with a financial institution located in the United States or its possessions. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

  Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, principal of and any premium and interest on Registered Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, payment of interest on a Registered Security on any Interest Payment Date will be made to the Person in whose name such Registered Security (or Predecessor Security) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

  Unless otherwise indicated in an applicable Prospectus Supplement or Prospectus Supplements, the Corporate Trust Office of the Trustee in The City of New York will be designated as a Paying Agent for the Company for payments with respect to Securities of each series which are issuable solely as Registered Securities and as a Paying Agent for payments with respect to Securities of each series (subject to the limitations described above in the case of Bearer Securities) which are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and its possessions and any other Paying Agents in the United States or its possessions initially designated by the Company for the Securities of each series will be named in an applicable Prospectus Supplement or Prospectus Supplements. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States and its possessions where Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided, however, that if the Securities of such series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland, Limited (the "London Stock Exchange"), the Luxembourg Stock Exchange or any other stock exchange located outside the United States and its possessions and such stock exchange shall so require, the Company will maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States and its possessions, as the case may be, for the Securities of such series. (Section 1002)

  All moneys paid by the Company to a Paying Agent for the payment of the principal of and any premium or interest on any Security of any series which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Security or any coupon appertaining thereto will thereafter look only to the Company for payment thereof. (Section 1003)

Global Securities

 Depositary Global Securities

  If so specified in an applicable Prospectus Supplement or Prospectus Supplements, the Debt Securities of a series will be issued in book-entry form and will be evidenced by a single permanent global Security (the "Depositary Global Security") which will be deposited with, or on behalf of, the Depository Trust Company, as Depositary (the "Depositary"), located in the Borough of Manhattan, The City of New York, and will be registered in the name of the Depositary or a nominee of the Depositary.

  The specific terms of the depositary arrangement with respect to a series of Debt Securities evidenced by a Depositary Global Security will be described in the Prospectus Supplement relating to such series. Unless otherwise specified in the applicable Prospectus Supplement, the Company anticipates that the following provisions will apply to depositary arrangements.

  Ownership of beneficial interests in a Depositary Global Security will be limited to institutions that have accounts with the Depositary ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests in Depositary Global Securities by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Depositary Global Security.

  Upon the issuance of a series of Debt Securities evidenced by a Depositary Global Security, and the deposit of such Depositary Global Security with the Depositary, the Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities evidenced by such Depositary Global Security to the accounts of participants. The initial accounts to be credited shall be designated by the Underwriters of such series of Debt Securities.

  Payments of principal of and interest on a series of Debt Securities evidenced by a Depositary Global Security will be made by the Company through Chemical Bank, as Paying Agent or such other paying agent named in the Prospectus Supplement, to the Depositary or its nominee, as the case may be, as the registered owner and the Holder of the Depositary Global Security. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's records or any participant's records relating to or payments made on account of Depositary Global Securities or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such Depositary Global Securities.

  The Company expects that the Depositary for a series of Debt Securities evidenced by a Depositary Global Security or its nominee, upon receipt of any payment of principal of or interest in respect of any such Depositary Global Security, will immediately credit, on its book-entry registration and transfer system, accounts of participants with payment in amounts proportionate to their respective beneficial interests in the principal amount of such Depositary Global Security as shown on the records of the Depositary. Payments by participants to owners of beneficial interests in such Depositary Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  The Depositary Global Security evidencing a series of Debt Securities may not be transferred except as a whole by the Depositary for such Depositary Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

  Unless otherwise specified in the applicable Prospectus Supplement, a Depositary Global Security evidencing a series of Debt Securities will be exchangeable for definitive Securities in registered form, of like tenor and of an equal aggregate principal amount, only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Depositary Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, (y) the Company in its sole discretion determines that the Depositary Global Securities shall be exchangeable for definitive Securities in registered form or (z) any event shall have happened and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the Debt Securities of a series evidenced by a Depositary Global Security. In the event that the Depositary Global Security evidencing a series of Debt Securities is exchangeable pursuant to the preceding sentence, it shall be exchangeable in whole for definitive Securities in registered form, of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Securities shall be registered in the name or names of such person or persons as the Depositary shall instruct the Security Registrar. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the Depositary Global Securities.

  Except as provided above or in the applicable Prospectus Supplement, owners of beneficial interests in Depositary Global Securities will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders thereof for any purpose under such Securities or the Indenture, and the Depositary Global Security evidencing a series of Debt Securities will not be exchangeable, except for another Depositary Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in a Depositary Global Security must rely on the procedures of the Depositary for such Depositary Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under such Securities or the Indenture. The Indenture allows the Depositary, as a Holder, to appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or an owner of a beneficial interest in a Depositary Global Security desires to give or take any action a Holder is entitled to give or take under such Securities or the Indenture, the Depositary would authorize the participants owning beneficial interests in the relevant Depositary Global Security to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  The Depositary has advised the Company that the Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own interests in the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

 Temporary Global Securities

  If so specified in an applicable Prospectus Supplement or Prospectus Supplements, all or any portion of the Securities of a series issuable as Bearer Securities will initially be represented by one or more temporary global Securities, without interest coupons, to be deposited with Morgan Guaranty Trust Company of New York, Brussels Office, as the operator of the Euroclear System (the "Euroclear Operator") and CEDEL S.A. ("CEDEL") for credit to the designated accounts. On and after the date determined as provided in any such temporary global Security and described in an applicable Prospectus Supplement or Prospectus Supplements (the "Exchange Date"), each such temporary global Security will be exchanged for definitive Bearer Securities, definitive Registered Securities or all or a portion of a permanent global Security, or any combination thereof, as specified in an applicable Prospectus Supplement or Prospectus Supplements, but, unless otherwise specified in an applicable Prospectus Supplement or Prospectus Supplements, only upon receipt by the Company of written certification in the form and to the effect described above under "Form, Exchange, Registration and Transfer." No Security delivered in exchange for any portion of a temporary global Security shall be delivered to any location in the United States or its possessions in connection with such exchange. (Section 304)

  Unless otherwise specified in an applicable Prospectus Supplement or Prospectus Supplements, interest in respect of any portion of a temporary global Security payable in respect of an Interest Payment Date occurring prior to the issuance of definitive Securities (including a permanent global Security) will be paid to each of the Euroclear Operator and CEDEL with respect to the portion of the temporary global Security held for its account for which it provides certification in the form described in the Indenture. Each of the Euroclear Operator and CEDEL will undertake in such circumstances to credit such interest received by it in respect of a temporary global Security to the respective accounts for which it holds such temporary global Security, and for which it has received written certification that, as of the relevant Interest Payment Date, is in the form and to the effect described above under "Form, Exchange, Registration and Transfer." Receipt of such certification shall be deemed to be a request for an interest in a permanent global Security (unless the account holder requests that such portion be exchanged for a definitive Registered Security or Securities or a definitive Bearer Security or Securities). If an Interest Payment Date occurs prior to the issuance of definitive Securities (including a permanent global Security) but on or after the Exchange Date, written certification in the form and to the effect described above under "Form, Exchange, Registration and Transfer" will also be required to obtain an interest payment, and upon receipt of such certificate the Euroclear Operator or CEDEL, as the case may be, will exchange the portion of the temporary global Security relating to such certification for an interest in a permanent global Security (unless the account holder requests that such portion be exchanged for a definitive Registered Security or Securities or a definitive Bearer Security or Securities).

 Permanent Global Securities

  If any Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement or Prospectus Supplements will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Security delivered in exchange for any portion of a permanent global Security shall be delivered to any location in the United States or its possessions in connection with such exchange. (Section 305) Principal of and any premium and interest on any permanent global Security will be payable in the manner described in the applicable Prospectus Supplement or Prospectus Supplements.

Certain Definitions

  For purposes of the Indenture covenants described below:

  "Consolidated Net Tangible Assets" means shareholders' equity as set forth on the most recent consolidated balance sheet of Universal Leaf and its subsidiaries as prepared in accordance with generally accepted accounting principles less all intangible amounts representing goodwill, trade names, trademarks and patents.

  "Debt" means all indebtedness for money borrowed and capitalized leases and any guarantee of such obligations.

  "Funded Debt" means all Debt maturing more than one year after the date of determination and all Debt, regardless of term, renewable by the obligor for more than one year after the date of its creation which would, in accordance with generally accepted accounting principles, be classified as long-term debt.

  "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind (other than purchase options, rights of first refusal and other arrangements pursuant to which capital stock or property may be sold).

  "Principal Property" means, with respect to any Person, (i) any capital stock of a subsidiary of Universal Leaf owned by such Person and (ii) any manufacturing, packing or processing plant or facility of any character or any warehouse or any other storage facility of any character owned or leased under a capitalized lease by such Person and all land and fixtures related thereto, the gross book value (without deduction of any depreciation reserves) of which capital stock, plant, facility or warehouse on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such capital stock, plant, facility or warehouse or portion thereof which, in the opinion of the Boards of Directors of the Company and of Universal Leaf, is not of material importance to the total business conducted by the Restricted Subsidiaries taken together with all other capital stock, plants, facilities and warehouses previously so declared.

  "Restricted Subsidiaries" means Universal Leaf Tobacco Company, Incorporated, Universal Leaf Tobacco Company, Incorporated's subsidiaries and their respective successors, including, without limitation, transferees of their Principal Property which are Affiliates of the Company and/or Universal Leaf, but excluding any subsidiaries organized under any jurisdiction other than the United States of America (including the States and the District of Columbia) or Brazil of which less than 66 2/3% of the Voting Stock is owned, directly or indirectly, by Universal Leaf, and "Restricted Subsidiary" means any one of the Restricted Subsidiaries.

  "Subsidiary" means a corporation or business trust, a majority of the Voting Stock of which is owned by the Company and/or its subsidiaries.

  "Universal Leaf" means Universal Leaf Tobacco Company, Incorporated, a Virginia corporation, and any Affiliate of the Company and/or Universal Leaf with which it shall consolidate or into which it shall merge or to which it shall transfer 40% or more of its consolidated assets. (Section 101)

Restrictions on Liens

  The Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, create, or suffer to exist, any Lien upon any Principal Property of any Restricted Subsidiary or upon any capital stock of Universal Leaf, whether owned on the date of the Indenture or thereafter acquired, without making effective, concurrent provision whereby all Outstanding Securities shall be directly secured, equally and ratably with the indebtedness or other claims or obligations (the "Indebtedness") secured by one or more Liens; provided, however, that this restriction will not apply, among other things, to: (i) Liens existing on the date of the Indenture; (ii) Liens securing Indebtedness owing by any Restricted Subsidiary to another Restricted Subsidiary; (iii) Liens existing on any asset or shares of capital stock of any corporation at the time such corporation becomes a subsidiary of any Restricted Subsidiary or is merged into or consolidated with any

Restricted Subsidiary; (iv) Liens on any asset securing Indebtedness incurred or assumed or guaranteed for the purpose of financing all or any part of the cost of acquiring, constructing, improving or repairing such asset (including, without limitation, Liens incurred in connection with pollution control bonds, industrial revenue bonds or similar financings), provided that such Liens attach within 120 days of the completion of the acquisition, construction, improvement or repair thereof (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); (v) Liens existing on any asset prior to the acquisition thereof by any Restricted Subsidiary; (vi) Liens on any assets in favor of the United States of America (including the States and the District of Columbia) or any other country (or any department, agency, instrumentality or political subdivision thereof) and created to secure any payments pursuant to any contract or statute, provided that payment thereof is not at the time required by the Indenture; (vii) Liens arising pursuant to any statute or order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings; (viii) Liens securing taxes, assessments or governmental charges not yet delinquent or being contested in good faith by appropriate proceedings; (ix) Liens securing obligations owing to landlords, mechanics, materialmen, suppliers, carriers and other like Persons incurred in the ordinary course of business for sums not yet due or being contested in good faith by appropriate proceedings; and (x) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by the foregoing clauses, provided that such Indebtedness is not increased and is not secured by any additional assets. Notwithstanding the foregoing, Liens on Principal Property of the Restricted Subsidiaries are permitted, without complying with the foregoing restrictions, in an aggregate amount (including the value of any sale and leaseback transaction permitted by clause (i) of the next paragraph by virtue of this sentence, but excluding the value of (i) sale and leaseback transactions otherwise permitted by the next paragraph and (ii) Liens permitted by clauses (i) through (x) of the preceding sentence of this paragraph) not at the time exceeding 10% of Consolidated Net Tangible Assets. (Section 1008) At September 30, 1995, Consolidated Net Tangible Assets were approximately $197 million. The Indenture will not prohibit the sale by the Company of any stock or indebtedness of the Restricted Subsidiaries.

Restrictions on Sale and Leaseback Transactions

  The Indenture will also provide that the Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby such Restricted Subsidiary shall sell or transfer any Principal Property of such Restricted Subsidiary, whether owned on the date of the Indenture or thereafter acquired, more than 120 days after the completion of construction and commencement of full operation thereof, and then or thereafter rent or lease as lessee for a term of more than three years such property or any part thereof or any other property which such Restricted Subsidiary intends to use for substantially the same purpose or purposes as the Principal Property being sold or transferred, unless (i) a Lien would be permitted (without securing all Outstanding Securities) under the provisions of the immediately preceding paragraph in an amount equal to the value of such sale and leaseback transaction; (ii) the sale and leaseback transaction is between such Restricted Subsidiary and the Company or another Subsidiary; or
(iii) within 180 days of such sale and leaseback transaction, the Company or such Restricted Subsidiary applies an amount equal to the greater of (a) the fair value of such property as determined in good faith by the Boards of Directors of Universal Leaf and of the Company, or (b) the proceeds from the sale of such property, to (x) the purchase or acquisition (or, in the case of real property, the construction) of assets by any Restricted Subsidiary or (y) to the voluntary retirement of Funded Debt of the Company or any Restricted Subsidiary (which may include the Securities), other than Funded Debt that is subordinated in right of payment to the Securities. For purposes of clause (i) of the preceding sentence and for purposes of the preceding paragraph, the value of any sale and leaseback transaction shall be an amount equal to the greater of the amounts specified in clauses (iii) (a) and (iii) (b) of the preceding sentence, in either case first divided by the number of years in the original lease term and then multiplied by the number of years of such term remaining at the time of determination. (Section 1009)

Consolidation, Merger, Sale and Lease of Assets

  The Company may, without the consent of the Holders of any of the Outstanding Securities of a series, consolidate with, merge into or transfer or lease its assets substantially as an entirety to any corporation organized under the laws of any domestic jurisdiction, provided that (i) the successor corporation assumes the Company's obligations on the Securities of each series and under the Indenture, (ii) after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default shall have occurred and be continuing, and (iii) certain other conditions are met. (Sections 801, 802)

Events of Default

  The following are Events of Default under the Indenture with respect to Securities of any series: (a) failure to pay principal of or any premium on any of the Securities of that series when due; (b) failure to pay any interest on any Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, if applicable, when due, in respect of any Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities other than that series) continued for 60 days after written notice as provided in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization of the Company; and
(f) any other Event of Default provided with respect to Securities of that series. (Section 501) Subject to the provisions of the Indenture, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to Securities of that series. (Section 512)

  If an Event of Default with respect to Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal of all such Outstanding Securities, or, if any such Securities are Original Issue Discount Securities, such lesser amount as may be described in an applicable Prospectus Supplement or Prospectus Supplements, of all the Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Securities of any series has been made but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Outstanding Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been cured or waived. (Section 502)

  No Holder of any Securities of any series or any related coupons shall have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Securities of that series, the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of an Outstanding Security of that series for enforcement of payment of the principal of, or any premium or interest on, such Security on or after the respective due dates expressed in such Security. (Sections 507, 508)

  The Company is required to furnish to the Trustee annually a statement as to performance or fulfillment of covenants, agreements or conditions in the Indenture and as to the absence of default. (Section 1004)

Meetings, Modification and Waiver

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on any Security, (b) reduce the principal amount of, or premium or interest on, any Security, (c) change any obligation of the Company to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) change the coin or currency in which any Security or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Security,
(g) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (h) reduce the requirements contained in the Indenture for quorum or voting, (i) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, or (j) modify any of the above provisions. (Section
902)

  The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of a series may, on behalf of all Holders of Securities of that series and any coupons appertaining thereto, waive any past default under the Indenture with respect to Securities of that series, except a default (a) in the payment of principal of or any premium or interest on any Security of such series or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

  The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of Holders of Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Security denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the principal amount of such Security or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined as provided in (i) above. (Section 101)

  The Indenture contains provisions for convening meetings of the Holders of Securities of any or all series. (Article Thirteen) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1302) Except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; PROVIDED, HOWEVER, that, except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series may be adopted at a meeting at which a quorum is present only by the affirmative vote of the Holders of not less than such specified percentage in principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution will be Persons holding or representing a majority in principal amount of the Outstanding Securities of a series; PROVIDED, HOWEVER, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Securities of such series will constitute a quorum for that purpose. (Section 1304)

Notices

  Except as otherwise provided in the Indenture, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper of general circulation in The City of New York and in such other city or cities as may be specified in such Securities. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101, 106)

Title

  Title to any Bearer Securities (including Bearer Securities in temporary global form and in permanent global form) and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

Replacement of Securities and Coupons

  Any mutilated Security or a Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Security to the Trustee. Securities or coupons that become destroyed, lost or stolen will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Trustee; in the case of any coupon which becomes destroyed, lost or stolen, such coupon will be replaced by issuance of a new Security in exchange for the Security to which such coupon appertains. In the case of a destroyed, lost or stolen Security or coupon, an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Security or coupon before a replacement Security will be issued. (Section 306)

Defeasance and Covenant Defeasance

  Unless otherwise indicated in the applicable Prospectus Supplement, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Securities of any series (except as otherwise provided in the Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to such Securities, including its obligations described above under "Certain Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Company must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Article Fourteen)

  The Company may exercise its defeasance option with respect to such Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Securities may not be accelerated by reference to the covenant noted under clause (ii) above. However, if such acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Governing Law

  The Indenture, the Securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)

Concerning the Trustee

  The Company and certain of its subsidiaries may from time to time maintain lines of credit, and have other customary banking relationships, with Chemical Bank, the Trustee under the Indenture.

                  LIMITATIONS ON ISSUANCE OF EURO-SECURITIES

  United States tax laws and regulations impose certain restrictions on the issuance of any securities in bearer form. Except as may otherwise be provided in the Prospectus Supplement applicable thereto, in accordance with the federal tax laws and regulations of the United States, Euro-Securities may not, in connection with their offer or sale during the Restricted Period (as defined above under "Description of Debt Securities--Form, Exchange, Registration and Transfer"), be offered or sold, directly or indirectly, (i) to any person in the United States or its possessions (as defined below), or
(ii) to any United States person (as defined below) other than (x) an office located outside the United States or its possessions of a Financial Institution (as defined above under "Description of Debt Securities--Form, Exchange, Registration and Transfer") purchasing for its own account or for the account of a customer, provided that such Financial Institution agrees in writing to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder or (y) otherwise as permitted by United States Treasury Regulation
Section 1.163-5(c)(2)(i)(D). Any underwriters, agents and dealers participating in the offering of Debt Securities must covenant that they will not offer or sell during the Restricted Period any Euro-Securities to any person in the United States or its possessions or to any United States person (other than (x) an office located outside the United States and its possessions of a Financial Institution or (y) otherwise as permitted by United States Treasury Regulation Section 1.163-5(c)(2)(i)(D)), and that they will not deliver Euro-Securities within the United States or its possessions.

  In addition, any such underwriters, agents and dealers must covenant that they have in effect procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling Euro-Securities are aware of the above restrictions on the offer or sale of Euro-Securities. Moreover, Bearer Securities (including a permanent global Debt Security) and any coupons appertaining thereto will not be delivered in definitive form or, if prior to delivery in definitive form, interest will not be paid on any Euro-Securities, unless the Company has received a signed certificate in writing (or an electronic certificate described in United States Treasury Regulation Section 1.163-5(c)(2)(i)(D)(3)(ii)) in the form and to the effect described above under "Description of Debt Securities--Form, Exchange, Registration and Transfer." Bearer Securities (including a permanent global Debt Security) and coupons will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in
Section 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in such legend provide that a United States person (other than a Financial Institution or a United States person holding through a Financial Institution) who holds a Bearer Security or coupon will not be allowed to deduct any loss realized on the sale, exchange or redemption of such Bearer Security or coupon and any gain (which might otherwise be characterized as capital gain) recognized on such sale, exchange or redemption will be treated as ordinary income.

  As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source. "United States" means the United States of America (including the States and the District of Columbia) and "possessions" of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands.

                            FOREIGN CURRENCY RISKS

  Debt Securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets. These risks will vary depending upon the currency or currencies involved and will be more fully described in the Prospectus Supplement relating thereto.

                            UNITED STATES TAXATION

  The following is a summary of the principal United States federal income tax consequences of ownership of Debt Securities. The summary represents the opinion of McGuire, Woods, Battle & Boothe, L.L.P., special tax counsel to the Company, insofar as the statements contained therein are or refer to statements of United States law or legal conclusions relating thereto. It deals only with Debt Securities held as capital assets, and not with special classes of holders, such as dealers in securities or currencies, banks, tax-exempt organizations, life insurance companies, persons that hold Debt Securities that are part of a hedge or that are hedged against currency risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. It also does not deal with Holders other than original purchasers. Moreover, the summary deals only with Debt Securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of ownership of Debt Securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable Prospectus Supplement. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, judicial decisions, and published rulings and other administrative guidance issued by the Internal Revenue Service (the "Service"), as currently in effect, all of which are subject to change at any time, possibly with retroactive effect.

  Prospective purchasers of Debt Securities should consult their own tax advisors concerning the consequences of ownership of Debt Securities, in their particular circumstances, under the Code and the laws of State, local or foreign taxing jurisdiction.

United States Holders

 Payments of Interest

  Except as provided below under "--Original Issue Discount," interest on a Debt Security (including "qualified stated interest" on a "Discount Debt Security," as defined below) will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. A United States Holder is a beneficial owner who or that is (i) a citizen or resident of the United States, (ii) a domestic corporation or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the Debt Security.

  If an interest payment is denominated in, or determined by reference to, a currency, composite currency or basket of currencies other than the U.S. dollars (a "foreign currency"), the amount of income recognized by a cash basis United States Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

  An accrual basis United States Holder may determine the amount of income recognized with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year).

  Under the second method, the United States Holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period or taxable year, an electing accrual basis United States Holder may instead translate such accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and will be irrevocable without the consent of the Service.

  Upon receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Debt Security) denominated in, or determined by reference to, a foreign currency, the United States Holder will recognize ordinary income or loss measured by the difference between (x) the average exchange rate used to accrue interest income, or the exchange rate as determined under the second method described above if the United States Holder elects that method, and (y) the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

 Original Issue Discount

  General. A Debt Security with a maturity of more than one year from the date of issue will be treated as issued at an original issue discount (a "Discount Debt Security") if the excess of its "stated redemption price at maturity" over its issue price is more than a "de minimis amount" (as defined below). Generally, the issue price of a Debt Security will be the first price at which a substantial amount of Debt Securities included in the issue of which the Debt Security is a part is sold to other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a Debt Security is the total of all payments provided by the Debt Security that are not payments of "qualified stated interest." A qualified stated interest payment generally is any one of a series of stated interest payments on a Debt Security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the Debt Security. Special rules for determining qualified stated interest payable on certain Debt Securities bearing interest at a variable rate are described below under "-- Variable Rate Debt Securities."

  In general, if the excess of a Debt Security's stated redemption price at maturity over its issue price is less than 1/4 of 1 percent of the Debt Security's stated redemption price at maturity multiplied by the number of complete years to its maturity (the "de minimis amount"), then such excess, if any, constitutes "de minimis original issue discount" and the Debt Security is not a Discount Debt Security. Unless the election described below under "Election to Treat All Interest as Original Issue Discount" is made, a United States Holder of a Debt Security with de minimis original issue discount must include such de minimis original issue discount in income as stated principal payments on the Debt Security are made. The includible amount with respect to each such payment will equal the product of the total amount of the Debt Security's de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Debt Security.

  United States Holders of Discount Debt Securities having a maturity of more than one year from their date of issue must, generally, include original issue discount ("OID") in income calculated on a constant-yield method before the receipt of cash attributable to such income, and generally will have to include in income increasingly greater amounts of OID over the life of the Debt Security. The amount of OID includible in income by a United States Holder of a Discount Debt Security is the sum of the daily portions of OID with respect to the Discount Debt Security for each day during the taxable year or portion of the taxable year on which the United States Holder holds such Discount Debt Security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Debt Security may be of any length selected by the United States Holder and may vary in length over the term of the Debt Security as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Debt Security occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Debt Security's adjusted issue price at the beginning of the accrual period and such Debt Security's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the Debt Security allocable to the accrual period. The "adjusted issue price" of a Discount Debt Security at the beginning of any accrual period is the issue price of the Debt Security increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Debt Security that were not qualified stated interest payments. For purposes of determining the amount of OID allocable to an accrual period, if an interval between payments of qualified stated interest on the Debt Security contains more than one accrual period, the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated pro rata on the basis of relative lengths of each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval must be increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. The amount of OID allocable to an initial short accrual period may be computed using any reasonable method if all other accrual periods other than a final short accrual period are of equal length. The amount of OID allocable to the final accrual period is the difference between
(x) the amount payable at the maturity of the Debt Security (other than any payment of qualified stated interest) and (y) the Debt Security's adjusted issue price as of the beginning of the final accrual period.

  Acquisition Premium. A United States Holder that purchases a Debt Security for an amount less than or equal to the sum of all amounts payable on the Debt Security after the purchase date (other than payments of qualified stated interest) but in excess of its adjusted issue price (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the United States Holder's adjusted basis in the Debt Security immediately after its purchase over the adjusted issue price of the Debt Security, and the denominator of which is the excess of the sum of all amounts payable on the Debt Security after the purchase date, other than payments of qualified stated interest, over the Debt Security's adjusted issue price.

  Market Discount. A Debt Security, other than a short-term Debt Security, will be treated as purchased at a market discount (a "Market Discount Debt Security") if (i) the amount for which a United States Holder purchased the Debt Security is less than the Debt Security's issue price (as determined above under "--General") and (ii) the Debt Security's stated redemption price at maturity or, in the case of a Discount Debt Security, the Debt Security's "revised issue price," exceeds the amount for which the United States Holder purchased the Debt Security by at least one quarter of one percent of such Debt Security's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the Debt Security's maturity. If such excess is not sufficient to cause the Debt Security to be a Market Discount Debt Security, then such excess constitutes "de minimis market discount." The Code provides that, for these purposes, the "revised issue price" of a Debt Security generally equals its issue price, increased by the amount of any OID that has accrued on the Debt Security.

  Any gain recognized on the maturity or disposition of a Market Discount Debt Security will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Debt Security. Alternatively, a United States Holder of a Market Discount Debt Security may elect to include market discount in income currently over the life of the Debt Security. Such an election shall apply to all debt instruments with market discount acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the Service.

  Market discount on a Market Discount Debt Security will accrue on a straight-line basis unless the United States Holder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the Debt Security with respect to which it is made and may not be revoked. A United States Holder of a

Market Discount Debt Security that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Debt Security in an amount not exceeding the accrued market discount on such Debt Security until the maturity or disposition of such Debt Security.

  Pre-Issuance Accrued Interest. If (i) a portion of the initial purchase price of a Debt Security is attributable to pre-issuance accrued interest,
(ii) the first stated interest payment on the Debt Security is to be made within one year of the Debt Security's issue date and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the United States Holder may elect to decrease the issue price of the Debt Security by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Debt Security.

  Debt Securities Subject to Contingencies Including Optional Redemption. In general, if a Debt Security provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, the yield and maturity of the Debt Security are determined by assuming that the payments will be made according to the Debt Security's stated payment schedule. If, however, based on all the facts and circumstances as of the issue date, it is more likely than not that the Debt Security's stated payment schedule will not occur, then, in general, the yield and maturity of the Debt Security are computed based on the payment schedule most likely to occur.

  Notwithstanding the general rules for determining yield and maturity in the case of Debt Securities subject to contingencies, if the Company or the Holder has an unconditional option or options that, if exercised, would require payments to be made on the Debt Security under an alternative payment schedule or schedules, then (i) in the case of an option or options of the Company, the Company will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Debt Security and (ii) in the case of an option or options of the Holder, the Holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Debt Security. For purposes of those calculations, the yield on the Debt Security is determined by using any date on which the Debt Security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the Debt Security as the principal amount payable at maturity.

  If a contingency (including the exercise of an option) fails to occur or actually occurs in a manner inconsistent with the assumption made according to the above rules (a "change in circumstances") then, except to the extent that a portion of the Debt Security is repaid as a result of the change in circumstances and solely for purposes of the accrual of OID, the yield and maturity of the Debt Security are redetermined by treating the Debt Security as reissued on the date of the change in circumstances for an amount equal to the Debt Security's adjusted issue price on that date.

  Election to Treat All Interest as Original Issue Discount. A United States Holder may elect to include in gross income all interest that accrues on a Debt Security using the constant-yield method described above under the heading "--General," with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "--Debt Securities Purchased at a Premium") or acquisition premium.

  In applying the constant-yield method to a Debt Security with respect to which this election has been made, the issue price of the Debt Security will equal the electing United States Holder's adjusted basis in the Debt Security immediately after its acquisition, the issue date of the Debt Security will be the date of its acquisition by the electing United States Holder, and no payments on the Debt Security will be treated as payments of qualified stated interest. This election will generally apply only to the Debt Security with respect to which it is made and may not be revoked without the consent of the Service. If this election is made with respect to a Debt Security with amortizable bond premium, then the electing United States Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing United States Holder as of the beginning of the taxable year in which the Debt Security with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the Service.

  If the election to apply the constant-yield method to all interest on a Debt Security is made with respect to a Market Discount Debt Security, the electing United States Holder will be treated as having made the election discussed above under "--Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such United States Holder.

  Variable Rate Debt Securities. A "Variable Rate Debt Security" is a Debt Security that: (i) has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of (1) .015 multiplied by the product of (x) the total noncontingent principal payments and (y) the number of complete years to maturity from the issue date, or (2) 15 percent of the total noncontingent principal payments; (ii) provides for stated interest compounded or paid at least annually at (1) one or more "qualified floating rates," (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate" or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate"; and (iii) provides that a qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate (i.e., the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day).

  A variable rate is a "qualified floating rate" if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Debt Security is denominated or (ii) it is equal to the product of such a rate and either (a) a fixed multiple that is greater than zero but not more than 1.35, or (b) a fixed multiple greater than zero but not more than 1.35, increased or decreased by a fixed rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors or other similar restrictions) unless such restrictions are fixed throughout the term of the Debt Security or are not reasonably expected to significantly affect the yield on the Debt Security.

  An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on (i) one or more qualified floating rates, (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the debt instrument is denominated, (iii) the yield or changes in the price of one or more actively traded items of personal property other than stock or debt of the issuer or a related party or (iv) a combination of objective rates. A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Debt Security's term. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds. Under these rules, Commercial Paper Rate Debt securities, Prime Rate Debt securities, LIBOR Debt Securities, Treasury Rate Debt Securities, CD Rate Debt Securities, and Federal Funds Rate Debt Securities will generally be treated as Variable Rate Debt Securities.

  In general, if a Variable Rate Debt Security provides for stated interest at a single qualified floating rate or objective rate, all stated interest on the Debt Security is qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, a fixed rate equal to the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the Debt Security.

  If a Variable Rate Debt Security does not provide for stated interest at a single qualified floating rate or objective rate, the amount of interest and OID accruals on the Debt Security are generally determined by (i)

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determining a fixed rate substitute for each variable rate provided under the
Variable Rate Debt Security, (ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

  If a Variable Rate Debt Security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Debt Security is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Debt Security as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

  Short-Term Debt Securities. In general, an individual or other cash basis United States Holder of a Debt Security with a term of one year or less (a "short-term Debt Security") is not required to accrue OID (as specially defined below for the purposes of this paragraph) for United States federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis United States Holders and certain other United States Holders, including banks, regulated investment companies, dealers in securities, common trust funds, United States Holders who hold Debt Securities as part of certain identified hedging transactions, certain pass-through entities and cash basis United States Holders who so elect, are required to accrue OID on short-term Debt Securities on either a straight-line basis or under the constant-yield method (based on daily compounding), at the election of the United States Holder.

  In the case of a United States Holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of the short-term Debt Security will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. United States Holders who are not required and do not elect to accrue OID on short-term Debt Securities will be required to defer deductions for interest on borrowings allocable to short-term Debt Securities in an amount not exceeding the deferred income until the deferred income is realized.

  For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term Debt Security, including stated interest, are included in the short-term Debt Security's stated redemption price at maturity.

  Foreign Currency Discount Debt Securities. OID for any accrual period on a Discount Debt Security that is denominated in, or determined by reference to, a foreign currency will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States Holder, as described under "Payments of Interest." Upon receipt of an amount attributable to OID (whether in connection with a payment of interest or the sale or retirement of a Debt Security), a United States Holder may recognize ordinary income or loss.

 Debt Securities Purchased at a Premium

  A United States Holder that purchases a Debt Security for an amount in excess of its principal amount may elect to treat such excess as "amortizable bond premium", in which case the amount required to be included in the United States Holder's income each year with respect to interest on the Debt Security will be reduced by the amount of amortizable bond premium allocable (based on the Debt Security's yield to maturity) to such year. In the case of a Debt Security that is denominated in, or determined by reference to, a foreign currency, bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of the foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss (taxable as ordinary income or loss) is realized measured by the difference between exchange rates at that time and at the time of the acquisition of the Debt Securities. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and is irrevocable without the consent of the Service. See also "Original Issue Discount--Election to Treat All Interest as Original Issue Discount".

 Purchase, Sale and Retirement of the Debt Securities

  A United States Holder's tax basis in a Debt Security will generally be its U.S. dollar cost (as defined below), increased by the amount of any OID or market discount included in the United States Holder's income with respect to the Debt Security and the amount, if any, of income attributable to de minimis original issue discount and de minimis market discount included in the United States Holder's income with respect to the Debt Security, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the Debt Security. The U.S. dollar cost of a Debt Security purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on the date of purchase or, in the case of Debt Securities traded on an established securities market, as defined in the applicable Treasury Regulations, that are purchased by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the purchase.

  A United States Holder will generally recognize gain or loss on the sale or retirement of a Debt Security equal to the difference between the amount realized on the sale or retirement and its tax basis in the Debt Security. The amount realized on a sale or retirement for an amount in foreign currency will be the U.S. dollar value of such amount on (i) the date payment is received in the case of a cash basis United States Holder, (ii) the date of disposition in the case of an accrual basis United States Holder or (iii) in the case of Debt Securities traded on an established securities market, as defined in the applicable Treasury Regulations, sold by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the sale. Except to the extent described above under "Original Issue Discount--Short-Term Debt Securities" or described in the next succeeding paragraph or attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Debt Security will be capital gain or loss and will be long-term capital gain or loss if the Debt Security was held for more than one year.

  Gain or loss recognized by a United States Holder on the sale or retirement of a Debt Security that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

 Exchange of Amounts in Other than U.S. Dollars

  Foreign currency received as interest on a Debt Security or on the sale or retirement of a Debt Security will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time of such sale or retirement. Foreign currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a foreign currency (including its use to purchase Debt Securities or upon exchange for U.S. dollars) will be ordinary income or loss.

 Indexed Debt Securities

  The applicable Prospectus Supplement will contain a discussion of any special United States federal income tax rules with respect to Debt Securities (other than Debt Securities subject to the rules governing Variable Rate Debt Securities), payments on which are determined by reference to any index.

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

United States Alien Holders

  For purposes of this discussion, a "United States Alien Holder" is any holder of a Debt Security who is (i) a nonresident alien individual or (ii) a foreign corporation, partnership or estate or trust which is not subject to United States federal income tax on a net income basis in respect of income or gain from a Debt Security. This discussion assumes that the Debt Security is not subject to the rules of Section 871(h)(4)(A) of the Code (relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party). In addition, solely with respect to United States federal estate tax, the discussion assumes that the Debt Security had a maturity date, when issued, that was not less than 184 days from the date of issuance.

  Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below:

    (1) payments of principal, premium (if any) and interest, including OID, by the Company or any of its paying agents to any holder of a Debt Security that is a United States Alien Holder will not be subject to United States federal withholding tax if, in the case of interest or OID, (i) the beneficial owner of the Debt Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the beneficial owner of the Debt Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (iii) if the Debt Security is a Registered Security, either (a) the beneficial owner of the Debt Security certifies to the Company or its agent, under penalties of perjury, that it is not a United States Holder and provides its name and address or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Debt Security on behalf of a beneficial owner certifies to the Company or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

    (2) a United States Alien Holder of a Debt Security will not be subject to United States federal withholding tax on any gain realized on the sale or exchange of a Debt Security; and

    (3) a Debt Security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States federal estate tax as a result of the individual's death if (a) the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and (b) the income on the Debt Security would not have been effectively connected with a United States trade or business of the individual at the individual's death.

Bearer Debt Securities

  The applicable Prospectus Supplement will contain a discussion of any special United States federal income tax rules with respect to Debt Securities that are issued as Bearer Securities (including Debt Securities in permanent global form).

Backup Withholding and Information Reporting

 United States Holders

  In general, information reporting requirements will apply to payments of principal, any premium and interest on a Debt Security and the proceeds of the sale of a Debt Security before maturity within the United States to, and to the accrual of OID on a Discount Debt Security with respect to, non-corporate United States Holders, and "backup withholding" at a rate of 31% will apply to such payments and to payments of OID if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns.

 United States Alien Holders

  Information reporting and backup withholding will not apply to payments of principal, premium (if any) and interest (including OID) made by the Company or a paying agent to a United States Alien Holder on a Registered Security if either of the certifications described in clause (1)(iii) under "United States Alien Holders" above is received, provided that the payor does not have actual knowledge that the holder is a United States person.

  Payments of the proceeds from the sale by a United States Alien Holder of a Debt Security made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of a Debt Security to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.

                             PLAN OF DISTRIBUTION

  The Company may sell Debt Securities (i) to or through underwriters or dealers, (ii) through agents, (iii) directly to purchasers, or (iv) through a combination of any of the foregoing. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. Any Prospectus Supplement relating to Debt Securities will set forth their offering terms, including the name or names of any underwriters, the purchase price of the Debt Securities and the proceeds to the Company from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Debt Securities may be listed.

  If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Debt Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification or contribution by the Company against certain liabilities, including liabilities under the Securities Act.

  The specific terms and manner of sale of Debt Securities will be set forth or summarized in the Prospectus Supplement relating thereto.

  If so indicated in a Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to acceptance by the Company. The obligations of any purchaser under any such contracts will be subject to the conditions that the purchase of Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

  Each underwriter and agent participating in the distribution of any Debt Securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, Debt Securities in bearer form in the United States or to United States persons (other than qualifying financial institutions) in connection with the original issuance of Debt Securities.

                          VALIDITY OF DEBT SECURITIES

  The validity of the Debt Securities offered hereby will be passed upon for the Company by McGuire, Woods, Battle & Boothe, L.L.P., One James Center, Richmond, Virginia 23219, and for the Underwriters by Sullivan & Cromwell, 1701 Pennsylvania Avenue, N.W., Washington, D.C. 20006. Sullivan & Cromwell will rely as to all matters governed by Virginia law on the opinion of McGuire, Woods, Battle & Boothe, L.L.P.

                                    EXPERTS

  The consolidated financial statements of Universal Corporation and Subsidiaries included in Universal Corporation's Annual Report on Form 10-K for the year ended June 30, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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                                  $120,000,000


                          [Universal Corporation Logo]

                             8 1/2% Notes due 2003



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                             PROSPECTUS SUPPLEMENT

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Warburg Dillon Read LLC                              First Union Securities, Inc

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                   SunTrust Equitable Securities Corporation
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